Deloitte.

Exhibit 10.20†

Rules of the Smurfit Kappa Group plc
2018 Deferred Bonus Plan

Adopted by the board of directors of Smurfit Kappa Group plc
(subject to approval by the shareholders of the Company) on 1
February 2018

Approved by the shareholders of Smurfit Kappa Group plc on 4
May 2018

Amended by the board of directors of Smurfit Kappa Group plc on 5 December 2019

Expiry date: 4 May 2028

Deloitte LLP
2 New Street Square
London
EC4A 3BZ

Rules of the Smurfit Kappa Group plc 2018 Deferred Bonus Plan

CONTENTS

1.    DEFINITIONS AND INTERPRETATION    1
2.    GRANT OF AWARDS    3
3.    RESTRICTIONS ON TRANSFER AND BANKRUPTCY    4
4.    DIVIDEND EQUIVALENTS    4
5.    PLAN LIMITS    4
6.    REDUCTION FOR MALUS/CLAWBACK    5
7.    VESTING AND EXERCISE    6
8.    TAXATION AND REGULATORY ISSUES    6
9.    CASH EQUIVALENT    7
10.    CESSATION OF EMPLOYMENT    7
11.    CORPORATE EVENTS    8
12.    ADJUSTMENTS    9
13.    AMENDMENTS    10
14.    LEGAL ENTITLEMENT    10
15.    GENERAL    11
SCHEDULE    12
1.    CASH AWARDS    12

2

THE SMURFIT KAPPA GROUP PLC 2018 DEFERRED BONUS PLAN
1.DEFINITIONS AND INTERPRETATION

1.1In this Plan, unless otherwise stated, the words and expressions below have the following meanings:

“Award”	a Conditional Award or a Nil-Cost Option (or a Cash Conditional Award or Cash Option granted under the Schedule to the Plan);
“Board”	subject to rule 11.7, the board of the Company or any duly authorised committee of the board, or any duly appointed successor body;
“Bonus”	the bonus payable (if any) to an Eligible Employee pursuant to an annual bonus plan operated by the Company or any of its Subsidiaries;
“Company”	Smurfit Kappa Group plc registered in Ireland under number 433527;
“Conditional Award”	a right to acquire Shares in accordance with the rules of the Plan with no Exercise Period;
“Control”	the meaning given by section 432 of the Irish Taxes Consolidation Act 1997;
“Dealing Day”	any day on which both of the Stock Exchanges are open for business;
“Dealing Restrictions”	restrictions imposed by the Company’s securities dealing code, the Listing Rules, the Market Abuse Regulation or any applicable laws or regulations which impose restrictions on share dealing;
“Deferred Bonus”	the amount of Bonus which is to be delivered in the form of an Award under rule 2.1;
“Eligible Employee”	an employee (including an executive director) of the Company or any of its Subsidiaries;
“Exercise Period”
the period during which a Nil-Cost Option may be exercised, such period to be determined by the Board, but in the case of a Nil-Cost Option granted to an Eligible Employee who is subject to taxation in Ireland, not exceeding seven years from the Grant Date, and in any other case, not exceeding ten years from the Grant Date;

“Financial Year”	a financial year of the Company within the meaning of section 288 of the Irish Companies Act 2014;
“Grant Date”	the date on which an Award is granted;
“Grant Period”
the period of 42 days commencing on:
i)the Dealing Day on which the Plan is approved by shareholders of the Company in a general meeting;
ii)the Dealing Day after the day on which the Company makes an announcement of its results for any period;
iii)any day on which the Board resolves that exceptional circumstances exist which justify the grant of Awards;
unless the Company is restricted from granting Awards under the Plan during the periods specified above as a result of any Dealing Restrictions, in which case the relevant Grant Period will be 42 days commencing on the Dealing Day after such Dealing Restrictions are lifted;

“Group Member”
the Company, any Subsidiary of the Company, any company which is (within the meaning of section 8 of the Irish Companies Act 2014) the Company’s holding company or a Subsidiary of the Company’s holding company or, if the Board so determines, any body corporate in relation to which the Company is able to exercise at least 20% of the equity voting rights and “Group” will be construed accordingly;

“Internal Reorganisation”
where immediately after a change of Control of the Company, all or substantially all of the issued share capital of the acquiring company is owned directly or indirectly by the persons who were shareholders in the Company immediately before the change of Control;

“Irish Companies Act”
the Irish Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force;

“Irish Stock Exchange”	the Irish Stock Exchange plc or any successor body;
“Listing Rules”	the listing rules of the Stock Exchanges, as amended from time to time;
“London Stock Exchange”	the London Stock Exchange plc or any successor body;
“Market Abuse Regulation”
the Market Abuse Regulation (EU) No 596/2014 and the European Union (Market Abuse) Regulations 2016 (S.I. No. 349 of 2016), as supplemented by regulatory technical standards, implementing technical standards, delegated acts and guidelines issued by the Central Bank of Ireland or the European Securities and Markets Authority from time to time (and any amendment thereto for the time being in force) or conditions imposed or derogations granted thereunder;

“Nil-Cost Option”	a right to acquire Shares subject to the rules of the Plan during an Exercise Period;
“Normal Vesting Date”	the date on which an Award will normally Vest, which will be the third anniversary of the date on which the Bonus was determined (or such other date determined by the Board);
“Participant”
any person who holds an Award (or, in respect of rule 6.2, any person to whom Shares have been issued or transferred or to whom cash is paid in respect of an Award) or following his death, his personal representatives;

“Plan”	the Smurfit Kappa Group plc 2018 Deferred Bonus Plan in its present form or as from time to time amended;
“Recruitment Award”	an Award to facilitate the recruitment of an Eligible Employee
“Share”	a fully paid ordinary share in the capital of the Company;
“Stock Exchanges”	the Irish Stock Exchange and the London Stock Exchange;
“Subsidiary”	the meaning given by section 7 of the Irish Companies Act 2014 and “Subsidiaries” will be construed accordingly;
“Tax Liability”
any liability for tax, universal social charge, social insurance or social security contributions or other imposts in connection with an Award for which the Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

“Trustee”	the trustee or trustees for the time being of any employee benefit trust, the beneficiaries of which include Eligible Employees;
“UKLA”	the United Kingdom Listing Authority (or other relevant authority);
“Vest”
i)in relation to a Conditional Award, the point at which a Participant becomes entitled to receive the Shares under his Award in accordance with the rules of the Plan; and
ii)in relation to a Nil-Cost Option, the point at which it becomes exercisable in accordance with the rules of the Plan, and “Vesting”, “Vested” and “Vesting Date” will be construed accordingly.

1.2References in the Plan to:

1.2.1any statutory provisions are to those provisions as amended or re-enacted from time to time;

1.2.2the singular include the plural and vice versa; and

1.2.3the masculine include the feminine and vice versa.

1.3Headings do not form part of the Plan.
2.GRANT OF AWARDS

2.1Subject to rules 2.2 and 2.3, during a Grant Period, the Board may grant an Award to an Eligible Employee in its discretion subject to the rules of the Plan and upon such additional terms as the Board may determine.

2.2The grant of an Award will be subject to obtaining any approval or consent required by the UKLA or the Irish Stock Exchange (or other relevant authority), any Dealing Restrictions and any other applicable laws or regulations (whether in Ireland, the UK or overseas).

2.3Except in the case of a Recruitment Award, an Award may only be granted to an Eligible Employee who has earned a Bonus for the Financial Year immediately preceding the Financial Year in which the Grant Date occurs.

2.4Except in the case of a Recruitment Award, an Award will be granted over such number of Shares as have at the Grant Date a market value (as determined by the Board) equal to the Deferred Bonus.

2.5To the extent any Award exceeds the limit in rule 2.4 it will be scaled back accordingly.

2.6Awards must be granted by deed (or in such other written form as the Board determines) and as soon as practicable after the Grant Date, Participants must be notified of the terms of their Award.

2.7No Award may be granted under the Plan after the tenth anniversary of the date on which the Plan was approved by the shareholders of the Company.

2.8A Nil-Cost Option that is to be satisfied by the issuance of Shares shall have an exercise price per Share equal at least to the nominal value of a Share.
3.RESTRICTIONS ON TRANSFER AND BANKRUPTCY

3.1An Award must not be transferred, assigned, charged or otherwise disposed of in any way (except in the event of the Participant’s death, to his personal representatives) and will lapse immediately on any attempt to do so.

3.2An Award will lapse immediately if the Participant is declared bankrupt or, if the participant is outside Ireland or the UK, any analogous event occurs.
4.DIVIDEND EQUIVALENTS

4.1The Board may:

4.1.1grant an Award on the basis that the number of Shares to which the Award relates will be increased by deeming some or all dividends (excluding special dividends, unless the Board determines otherwise) that would have been paid on Shares in respect of which the Award Vests from the Grant Date until the Vesting Date to have been invested in the purchase of additional Shares on such terms as the Board will determine; or

4.1.2determine at any time that a Participant will be entitled to a benefit calculated by reference to the value of some or all of the dividends (excluding special dividends, unless the Board determines otherwise) that would have been paid on Shares in respect of which the Award Vests from the Grant Date until the

Vesting Date and the Board will determine if the benefit will be delivered in the form of cash or Shares and the basis on which the benefit will be calculated.

4.2Any such benefit to which the Participant will be entitled to under rule 4.1.2 will be issued, transferred or paid (as applicable) to the Participant as soon as practicable after Vesting or, in the case of a Nil-Cost Option, exercise, of the relevant Award.
5.PLAN LIMITS

5.1The Board must not grant an Award which would, on the day before the Grant Date, cause the number of Shares allocated under the Plan and under any other employee share plan adopted by the Company, to exceed such number as represents ten per cent of the ordinary share capital of the Company in issue at that time.

5.2The Board must not grant an Award which would, on the day before the Grant Date, cause the number of Shares allocated under the Plan and under any other discretionary employee share plan adopted by the Company, to exceed such number as represents five per cent of the ordinary share capital of the Company in issue at that time.

5.3Subject to rules 5.4 and 5.5, in determining the limits set out in rules 5.1 and 5.2, Shares are treated as allocated if, on any day, they have been newly issued by the Company or transferred from treasury to satisfy an option, award or other right granted during the previous ten years prior to that day (an “award”), or in the case of such an award in respect of which Shares are yet to be delivered, if the Board intends that new Shares will be issued or that Shares from treasury will be transferred and for these purposes the number of Shares allocated includes:

5.3.1Shares which have been issued or may be issued to any Trustee;

5.3.2Shares which have been or may be transferred from treasury to any Trustee; and

in either case for the Trustee to then transfer to satisfy an award (unless these Shares have already been counted under this rule).
5.4The Board may determine that Shares transferred from treasury will cease to count as allocated for the purposes of rule 5.3 if guidelines published by institutional investor representative bodies no longer require such Shares to be counted.

5.5The number of Shares allocated does not include:

5.5.1Shares issued or committed to be issued to satisfy awards granted prior to the admission of the Shares to trading on any stock exchange;

5.5.2Shares that were allocated to satisfy awards to the extent that such awards have lapsed or been relinquished;

5.5.3existing Shares (other than treasury Shares) which have been transferred to satisfy awards or which have been allocated to satisfy awards; and

5.5.4Shares allocated in respect of awards which are then satisfied in cash.

5.6If the Board purports to grant one or more Awards which are inconsistent with the limits in this rule 5 each such Award will be reduced as determined by the Board and will take effect from the Grant Date over the maximum number of Shares permitted by those limits.

5.7The Board may make such adjustments to the method of assessing the limits set out in rules 5.1 and 5.2 as it considers appropriate in the event of any variation of the Company’s share capital.
6.REDUCTION FOR MALUS/CLAWBACK

6.1Notwithstanding any other rule of the Plan, this rule 6 applies to each Award and will continue to apply after the cessation of a Participant’s office or employment with a Group Member for any reason, whether or not any termination is unlawful.

6.2If any of the circumstances, referred to in rule 6.3 arise the Board may, in its discretion, determine at any time prior to the Normal Vesting Date to:

6.2.1reduce (including to zero) the number of Shares to which an Award relates;

6.2.2impose further conditions on an Award;

6.2.3where Shares or cash have been delivered to satisfy the Vesting of an Award, require a Participant to make a cash payment to the Company in respect of some or all of the Shares or cash delivered to him under the Award; and/or

6.2.4where Shares or cash have been delivered to satisfy the Vesting of an Award, require a Participant to transfer for nil consideration some or all of the Shares delivered to him under the Award and, in respect of rules 6.2.3 and 6.2.4 the Board will have the discretion to determine the basis on which the amount of cash or number of Shares is calculated including whether and if so to what extent to take account of any tax or social security or similar liability applicable to the Award.

6.3The circumstances referred to in rule 6.2 are:

6.3.1a material misstatement of the Company’s consolidated audited financial results in respect of the Financial Year over which the Bonus referred to in rule 2.3 was earned;

6.3.2the granting of an Award, the quantum of which was set by reference to the determination of the amount of a Bonus which was based on an error, or inaccurate or misleading information;

6.3.3fraud or any other material financial irregularity affecting the Company, any Group Member or a relevant business unit;

6.3.4the occurrence of an event which causes or is likely to cause reputational damage to the Company, any Group Member or a relevant business unit;

6.3.5serious misconduct on the part of the Participant or;

6.3.6a corporate failure in any Group Member or a relevant business unit; or

6.3.7 other circumstance which the Board in its discretion considers to be similar in their nature or effect to those in rules 6.3.1, 6.3.2, 6.3.3, 6.3.4 and 6.3.5.

6.4If the action or conduct of any Participant, Group Member or relevant business unit is under investigation by the Company, or the Company has been notified by a regulatory authority that an investigation into such action or conduct has been commenced prior to the Normal Vesting Date and such investigation has not been or is not expected to be concluded by that date, the Board may extend the period referred to in rule 6.2 to end on such later date as the Board considers appropriate to allow such investigation to be concluded.

6.5The Board may decide to:

6.5.1reduce (including to zero) the number of Shares to which an Award relates;

6.5.2impose further conditions on an Award; and/or

6.5.3require a Participant to transfer for nil consideration some or all of the Shares delivered to him under an Award or make a cash payment to the Company in respect of some or all of the Shares delivered to him under an Award, to effect the recovery of sums paid or Shares delivered under any malus or clawback provisions which are included in any bonus plan or share plan (other than the Plan) operated by any Group Member and if the Board decides to apply rule 6.5.3, the Board will have the discretion to determine the basis on which the amount of cash or Shares is calculated, including whether and if so to what extent to take account of any tax or social security or similar liability applicable to the Award.

6.6If the Board exercises its discretion in accordance with this rule 6, it will confirm this in writing to each affected Participant and, if necessary, the Trustee.

6.7For the purposes of this rule 6, references to a Group Member or a relevant business unit include references to any former Group Member or former business unit.
7.VESTING AND EXERCISE

7.1Subject to rules 10 and 11 an Award will Vest;

7.1.1on the Normal Vesting Date; or

7.1.2if on the Normal Vesting Date (or on any other date on which an Award is due to Vest under rule 10 or 11) a Dealing Restriction applies to the Award, on the date on which such Dealing Restriction lifts; or

7.1.3if the action or conduct of any Participant, Group Member or relevant business unit is under investigation pursuant to rule 6.4 and such investigation has not yet been concluded by that date, in which case an Award will Vest on such later date as the Board considers appropriate to allow such investigation to be concluded a Nil-Cost Option may then be exercised until expiration of the Exercise Period in such manner as the Board determines, after which time it will lapse.

7.2Subject to rules 8 and 9, where a Conditional Award has Vested or a Nil-Cost Option has been exercised, the number of Shares in respect of which the Award has Vested or been exercised together with any additional Shares or cash to which a Participant becomes entitled under rule 4 will be issued, transferred or paid (as applicable) to the Participant as soon as practicable thereafter.

8.TAXATION AND REGULATORY ISSUES

8.1 It will be a condition of each Award that the Participant will be responsible for and indemnify each relevant Group Member and the Trustee against any Tax Liability relating to his Award. Any Group Member and/or the Trustee may withhold an amount equal to such Tax Liability from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Tax Liability including, without limitation, the sale of sufficient Shares acquired subject to the Award to realise an amount equal to the Tax Liability.

8.2The Vesting of an Award, the exercise of a Nil-Cost Option and the issue or transfer of Shares under the Plan will be subject to obtaining any approval or consent required by the UKLA or the Irish Stock Exchange (or any other relevant authority), any Dealing Restrictions or any other applicable laws or regulations (whether in Ireland or overseas).
9.CASH EQUIVALENT

9.1Subject to rule 9.2, at any time prior to the date on which an Award has Vested or, in the case of a Nil-Cost Option, has been exercised, the Board may, subject to applicable law, determine that in substitution for his right to acquire some or all of the Shares to which his Award relates, the Participant will instead receive a cash sum. The cash sum will be equal to the market value (as determined by the Board) of that number of the Shares which would otherwise have been issued or transferred and for these purposes:

9.1.1in the case of a Conditional Award, market value will be determined on the Vesting Date;

9.1.2in the case of a Nil-Cost Option, market value will be determined on the date of exercise; and
in either case the cash sum will be paid to the Participant as soon as practicable after the Vesting of the Conditional Award or the exercise of the Nil-Cost Option, (or, if later, the date of the determination by the Board under this rule 9) net of any Tax Liability.

9.2The Board may determine that this rule 9 will not apply to an Award, or any part of it.
10.CESSATION OF EMPLOYMENT

10.1If a Participant ceases to hold office or employment with a Group Member other than in accordance with rules 10.2 or 10.3 his Award (whether or not Vested) will lapse at that time.

10.2If a Participant dies:

10.2.1unless the Board determines otherwise, an Award which has not Vested at the date of his death will Vest in full as soon as practicable thereafter;

10.2.2a Nil-Cost Option may then be exercised until the first anniversary of the date of death (or such other period as the Board may determine, but no later than the expiration of the Exercise Period), after which time it will lapse unless it lapses earlier under rule 11.

10.3If a Participant ceases to hold office or employment with a Group Member as a result of:

10.3.1ill-health, injury or disability evidenced to the satisfaction of the Board;

10.3.2redundancy;

10.3.3retirement with the agreement of the Board;

10.3.4the Participant’s employing company ceasing to be a Group Member or the transfer of an undertaking or part of an undertaking (in which the Participant is employed) to a person who is not a Group Member; or

10.3.5any other reason at the Board’s discretion, except where a Participant is summarily dismissed,

unless the Board determines that an Award will Vest in accordance with rule 10.4, an Award which has not yet Vested as at the date of cessation will continue and, subject to rule 11, Vest in full on the Normal Vesting Date.
10.4If the Board determines that an Award will Vest in accordance with this rule 10.4, it will Vest in full as soon as reasonably practicable after the date of the participant’s cessation of office or employment (or on such other date as determined by the Board).

10.5A Nil-Cost Option which Vets pursuant to rules 10.2 or 10.3 may be exercised for a period of six months from the Vesting Date (or such other period as the Board may determine), after which time it will lapse, unless it lapses earlier under rule 11.

10.6If a Participant ceases to hold office or employment with a Group Member for one of the reasons referred to in rules 10.2 or 10.3, a Nil-Cost Option which had Vested prior to the date of cessation may be exercised subject to rule 11 during the period of:

10.6.1where rule 10.2 applies, twelve months from the Participant’s death; and

10.6.2where rule 10.3 applies, six months from the date of the Participant’s cessation of office or employment

(or such other period as determined by the Board), after which time it will lapse.
10.7For the purposes of the Plan, no person will be treated as ceasing to hold office or employment with a Group Member until that person no longer holds:

10.7.1an office or employment; or

10.7.2a right to return to work

with any Group Member.
11.CORPORATE EVENTS

11.1Where any of the events described in rule 11.2 occur, then subject to rules 11.5 and 11.6, all Awards which have not yet Vested will Vest in full Immediately prior to, and conditional upon, such event. Nil-Cost Options may be exercised immediately prior to, and conditional upon, such event and to the extent not so exercised will lapse immediately upon the relevant event.

11.2The events referred to in rule 11.1 are:

11.2.1General offer

If any person (either alone or together with any person acting in concert with him);

1.1.1.1obtains Control of the Company as a result of making a general offer to acquire the whole of the Company’s issued share capital; or
1.1.1.2already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him and such offer becomes wholly unconditional.
11.2.2Scheme of arrangement or merger

A compromise or arrangement in accordance with section 450 of the Irish Companies Act 2014 for the purposes of a change of Control of the Company or any merger, takeover or amalgamation with any other company or companies, resulting in a change of Control of the Company, is sanctioned by the court or a merger is consummated in accordance with the provisions of any laws governing the Company, resulting in a change of Control of the Company.
11.3Winding-up

On, or prior to, the passing of a resolution for the voluntary winding-up or the making of an order for the compulsory winding up of the Company, the Board will determine:
11.3.1whether and to what extent Awards which have not yet Vested will Vest; and

11.3.2the period of time during which any Vested Nil-Cost Option may be exercised, after which time it will lapse.
To the extent that an Award does not Vest it will lapse immediately.

11.4Other events

If the Company is or may be affected by a demerger, delisting, special dividend or other event which, in the opinion of the Board, may affect the current or future value of Shares to a material extent, the Board may determine that the following provisions apply:
11.4.1 an Award will Vest on such terms as the Board may determine;

11.4.2if an Award Vests under this rule 11.4, it will Vest in full; and

11.4.3to the extent that the Award does not Vest, it will lapse immediately, unless the Board determines otherwise.

The Board will then also determine the period during which any Vested Nil-Cost Option may be exercised, after which time it will lapse.
11.5Exchange/assumption

An Award will not Vest under rule 11.1 and a Nil-Cost Option will not lapse under 11.1, but will be exchanged or assumed on the terms set out in rule 11.6 to the extent that:
11.5.1an offer to exchange or assume the Award is made and accepted by a Participant;

11.5.2there is an Internal Reorganisation, unless the Board determines that an Award should Vest under rule 11.1; or

11.5.3the Board decides (before the relevant event) that an Award will be exchanged or assumed automatically.

11.6Exchange terms/assumption terms

If this rule 11.6 applies, the Award will not Vest but will be exchanged in consideration of the grant of, or assumed and converted into, a new award (the “New Award”) which, in the opinion of the Board, is equivalent to the Award, but relates to shares in a different company (whether the acquiring company or a different company). The rules of this Plan will be construed in relation to the New Award as if:
11.6.1the New Award was an Award granted under the Plan at the same time as the Award;

11.6.2references to the Company were references to the company whose shares are subject to the New Award; and

11.6.3references to Shares were references to shares in the company whose shares are the subject of the New Award.

11.7Meaning of Board

Any reference to the Board in this rule 11 means the members of the Board immediately prior to the relevant event.
12.ADJUSTMENTS

12.1The number of Shares subject to an Award may be adjusted in such manner as the Board determines, in the event of:

12.1.1any variation of the share capital of the Company; or

12.1.2a demerger, delisting, special dividend, rights issue or other event which may, in the opinion of the Board, affect the current or future value of Shares to a material extent.
13.AMENDMENTS

13.1Except as described in this rule 13, the Board may at any time amend, by varying or supplementing, the rules of the Plan or the terms of any Award.

13.2Subject to rule 13.3, no amendment to the advantage of Eligible Employees and/or Participants will be made under this rule 13 to the provisions relating to:

13.2.1the persons to whom, or for whom, Shares or cash are provided under the Plan;

13.2.2limitations on the number or amount of Shares or cash subject to the Plan;

13.2.3the basis for determining a Participant’s entitlement to, and the terms of, Shares or cash to be provided under the Plan;

13.2.4the adjustments that may be made in the event of a variation of capital; and

13.2.5the terms of this rule 13.2;

without the prior approval of the members of the Company in general meeting.
13.3Rule 13.2 will not apply to any minor amendment which is to benefit the administration of the Plan or is necessary or desirable to take account of any change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment for any Group Member or Participant.

13.4No amendment to the material disadvantage of existing rights of Participants will be made under rule 13.1 unless:

13.4.1every Participant who may be affected by such amendment has been invited to indicate whether or not he approves the amendment; and

13.4.2the amendment is approved by a majority of those Participants who have so indicated by reference to the number of Shares comprised in their Awards.

13.5No amendment will be made under this rule 13 if it would prevent the Plan from being an employees’ share scheme in accordance with section 64 of the Irish Companies Act 2014.

13.6Notwithstanding any provision of the Plan to the contrary, the Board, in its sole discretion, shall have the power and authority to:

13.6.1modify the terms and conditions of any Award granted to an individual in any jurisdiction to comply with applicable local laws;

13.6.2establish subplans and modify procedures, to the extent the Board determines such actions to be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Rule 5; and

13.6.3take any action, before or after an Award is granted, that the Board determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

14.LEGAL ENTITLEMENT

14.1This rule 14 applies during a Participant’s employment with any Group Member and after the termination of such employment, whether or not the termination is lawful.

14.2Nothing in the Plan or its operation forms part of the terms of employment of a Participant and the rights and obligations arising from a Participant’s employment with any Group Member are separate from, and are not affected by, his participation in the Plan. Participation in the Plan does not create any right to continued employment with a Group Member for any Participant.

14.3The grant of any Award to a Participant does not create any right for that Participant to be granted any further Awards or to be granted Awards on any particular terms, including the number of Shares to which Awards relate.

14.4By participating in the Plan, a Participant waives all rights to compensation for any loss in relation to the Plan, including:

14.4.1any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of the Participant’s employment);

14.4.2any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; and

14.4.3the operation, suspension, termination or amendment of the Plan.
15.GENERAL

15.1The Plan will terminate upon the date stated in rule 2.7, or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan will be without prejudice to the existing rights of Participants.

15.2Shares issued or transferred from treasury under the Plan will rank equally in all respects with the Shares then in issue, except that they will not rank for any voting, dividend or other rights attaching to Shares by reference to a record date preceding the date of issue or transfer from treasury.

15.3The Plan will be administered by the Board. The Board will have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt regulations for administering the Plan. Decisions of the Board will be final and binding on all parties.

15.4Any notice or other communication in connection with the Plan may be delivered personally or sent by electronic means or post, in the case of a company to its registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

15.5The rules of the Plan will be governed by and construed in accordance with the laws of Ireland. Any person referred to in the Plan submits to the exclusive jurisdiction of the courts of Ireland.

15.6The Group and its agents will process personal data of Eligible Employees and Participants for purposes of the operation of the Plan and to comply with legal and regulatory obligations relating thereto, in accordance with the Group's data protection policies in effect from time to time.

Rules of the Smurfit Kappa Group plc 2018 Deferred Bonus Plan
SCHEDULE
1.CASH AWARDS

The rules of the Smurfit Kappa Group plc 2018 Deferred Bonus Plan will apply to a right to receive a cash sum granted under this Schedule as if it was either a Conditional Award (a “Cash Conditional Award”) or a Nil-Cost Option (a “Cash Option”), except as set out in this Schedule. Where there is any conflict between the rules of the Plan and this Schedule, the terms of this Schedule will prevail.
15.1Each Cash Conditional Award or Cash Option will relate to a certain number of notional Shares.

15.2On the Vesting of a Cash Conditional Award or the exercise of a Cash Option the Participant will be entitled to receive a cash sum, calculated by reference to the value of the number of notional Shares to which the Cash Conditional Award or the Cash Option relates, on the following basis:

15.2.1in the case of a Cash Conditional Award the cash sum will be equal to the market value (as determined by the Board) of the notional Shares to which the Cash Conditional Award relates on the Vesting Date; and

15.2.2in the case of a Cash Option the cash sum will be equal to the market value (as determined by the Board) of the notional Shares to which the Cash Option relates on the date of exercise.

15.3The cash sum payable under paragraph 1.2 above will be paid to the Participant as soon as practicable after the Vesting of the Cash Conditional Award or the exercise of the Cash Option, net of any Tax Liability as may be required by law.

15.4A Cash Conditional Award or Cash Option will not confer any right on the holder to receive Shares or any interest in Shares.

Smurfit Kappa Group Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland Tel: +353 (0)1 202 7000, Fax: +353 (0)1 269 4481 corporateinfo@smurfitkappa.com smurfitkappa.com

Smurfit Kappa Group plc

DBP Award Certificate

This is to certify that on XXXX (the “Grant Date”), XXXX, XXXX (the “Participant”) was granted a Conditional Award (“Award”) in respect of ordinary shares in Smurfit Kappa Group plc (“Shares”), subject to the rules of the Smurfit Kappa Group plc 2018 Deferred Bonus Plan (the “Plan”), as set out in the table below. Capitalised terms used in this Award Certificate, unless otherwise defined below, have the meaning ascribed in the rules of the Plan.

Number of Shares subject to Award	Normal Vesting Date
XXXX	XXXX

Subject to the rules of the Plan, the Award will Vest on the Normal Vesting Date as set out in the table above. If the Participant ceases to hold office or employment, except by reason of the specified circumstances set out in the rules of the Plan, the Award will lapse.
The share price used in the calculation of the Award was €XX.XX which was the weighted average price of all the SKG shares purchased in the market by the Employee Share Trust who administers the Plan.
The provisions in the rules of the Plan relating to Malus and Clawback apply to this Award.
The Award is personal to the Participant and is not transferable except as permitted by the rules of the Plan.

General

Until the vesting of the Award in accordance with the rules of the Plan, the Participant will have no rights over or in respect of the Award Shares.
In the event of any discrepancy between the rules of the Plan and this Award Certificate, the rules of the Plan will prevail.

PAPER | PACKAGING | SOLUTIONS

Smurfit Kappa Group public limited company. Registered in Ireland No. 433527. Registered office: Beech Hill, Clonskeagh, Dublin 4, D04 N2R2.
Directors: I Finan Chair, APJ Smurfit Chief Executive Officer, K Bowles Chief Financial Officer, GPF Beurskens (Netherlands), JJ Moloney, G Restrepo
(Colombia), J Lawrence (USA), JB Rasmussen (Denmark), C Fairweather (UK), A Anderson, MdeL Melgar (Mexico), K Hietala Senior Independent Director
(Finland), ML Ferguson-McHugh (USA).
Secretary: G Carson-Callan